UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458
(Address of Principal Executive Offices)   (Zip Code)

617-964-8398
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 15, 2006, Hospitality Properties Trust (“HPT”) entered into an agreement to purchase TravelCenters of America, Inc. (“TA”) from a group of private equity investors led by Oak Hill Capital Partners, L.P. (“Oak Hill”) for total consideration of approximately $1.9 billion (the “TA Acquisition”).

Completion of the TA Acquisition is subject to various conditions, including receiving certain regulatory approvals and third party consents.  There is no financing contingency.  Subject to satisfaction of these conditions, HPT expects the closing of the TA Acquisition to occur in early 2007. HPT cannot provide assurance that all of these conditions will be satisfied.  Among other things, regulatory approvals and third party consents may be delayed or denied.

HPT has arranged a commitment for interim financing for the TA Acquisition from affiliates of Merrill Lynch & Co.  HPT anticipates long term financing for this transaction through the issuance of both debt and equity securities.  The interim financing is subject to definitive documentation and other customary conditions, and there can be no assurance that all such conditions will be satisfied or that alternate interim financing or long term financing will be available or, if available, will be on terms favorable to HPT.

The following information relating to TA was provided by TA to HPT.  TA owns and operates a cross country network of 162 hospitality and fuel service areas along the U.S. Interstate Highway System.  The TA network includes 161 locations in 40 states and one site in Ontario, Canada.  Included in the 162 TA locations are 13 sites which are owned and operated by TA franchisees.  The typical TA site includes 20 acres of land with parking for approximately 170 tractor-trailers and 100 cars; an approximately 150 seat, full service restaurant and one to three quick service restaurants operated under various well recognized brands; a truck repair facility and parts store; multiple diesel and gasoline fueling points; and a convenience store, game room, lounge and other amenities for truckers and motorists.  Twenty of the sites include a hotel operated under a well recognized brand.

When the TA Acquisition is closed, HPT intends to spin out the operating assets of TA, including the franchise agreements, to HPT shareholders in a distribution to create a separately traded, public company (“New TA”) with shares listed on a national stock exchange.  HPT would retain substantially all of TA’s real estate assets, which would be leased to New TA.  The record date for the spin out distribution, the material terms of the proposed lease from HPT to New TA and pro forma financial information for HPT and New TA and other information with respect to New TA are expected to be included in filings made with the U.S. Securities and Exchange Commission in connection with the spin out distribution.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS.  FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR.  FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT THE SHARES OF NEW TA WILL BE SEPARATELY TRADED ON A NATIONAL STOCK EXCHANGE.  NO APPLICATION HAS BEEN MADE YET TO LIST NEW TA SHARES ON ANY SECURITIES EXCHANGE.  WHEN AN APPLICATION IS MADE IT MAY BE DENIED.  IF THE NEW TA SHARES ARE NOT ACCEPTED FOR LISTING ON A NATIONAL STOCK EXCHANGE, THOSE SHARES MAY BE ILLIQUID AND DIFFICULT TO SELL, WHICH COULD REDUCE THE VALUE OF ANY NEW TA SHARES DISTRIBUTED TO HPT’S SHAREHOLDERS.

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT HPT EXPECTS TO MAKE FILINGS WITH THE SEC WHICH WILL CONTAIN ADDITIONAL DETAILS FOR THIS TRANSACTION.  THE PREPARATION OF THESE SEC FILINGS IS A COMPLEX PROCESS.  THIS PROCESS MAY BE DELAYED FOR NUMEROUS REASONS, INCLUDING COMPILATION OF THE REQUIRED FINANCIAL DATA IN THE FORMAT REQUIRED FOR SEC FILING.  ACCORDINGLY, THESE FILINGS MAY BE DELAYED.

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT HPT EXPECTS THE TRANSACTION DISCUSSED TO CLOSE IN EARLY 2007.  THE CLOSING OF THIS TRANSACTION REQUIRES ANTI-TRUST CLEARANCE, SEC CLEARANCE OF A REGISTRATION STATEMENT FOR THE DISTRIBUTION OF NEW TA SHARES TO HPT’S SHAREHOLDERS, VARIOUS STATE AND LOCAL REGULATORY APPROVALS AND VARIOUS APPROVALS FROM COUNTER PARTIES TO TA CONTRACTS.  HPT CAN PROVIDE NO ASSURANCE THAT ALL THESE APPROVALS WILL BE OBTAINED.  SOME OF THESE APPROVALS MAY BE DELAYED OR DENIED AND THE EFFECT MAY BE TO DELAY OR PERMIT TERMINATION OF THIS TRANSACTION.

INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

HPT hereby furnishes the following exhibits:

10.1	Agreement and Plan of Merger among TravelCenters of America, Inc., Hospitality Properties Trust, HPT TA Merger Sub Inc. and Oak Hill Capital Partners, L.P. dated September 15, 2006. (Filed herewith.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated:  September 20, 2006